UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 11, 2016

INOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36309	33-0989359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

326 Bollay Drive

Goleta, California 93117

(Address of principal executive offices, including zip code)

(805) 562-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Inogen, Inc.’s (“Inogen”) officers will participate in the J.P. Morgan 34th Annual Healthcare Conference in San Francisco on Tuesday, January 12, 2016 and Wednesday, January 13, 2016 beginning at 1:30pm PT, and the 18th Annual Needham Growth Conference in New York City on Wednesday, January 13, 2016.  During the conferences and in separate sessions with analysts and investors, our officers will refer to an updated slide presentation.  A copy of this updated slide presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The updated slide presentation is also available on Inogen’s website, www.inogen.com. Included in this updated slide presentation is an updated inside sales representative headcount.  A live audio webcast of Inogen’s presentation at the J.P. Morgan 34th Annual Healthcare Conference will be available on January 13th at 1:30pm PT from the Events section of the Investor Relations page on the Inogen website at www.inogen.com.  Similarly, a live audio webcast of Inogen’s presentation at the 18th Annual Needham Growth Conference will be available on Wednesday, January 13th at 2:50pm ET from the Event section of our investor Relations page.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

99.1	Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

By:	/s/Alison Bauerlein
Alison Bauerlein Executive Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

Date:  January 11, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation.